Exhibit 10.58

EIGHTH AMENDMENT TO THE

LOAN EXTENSION AND RELEASE

AND WAIVER AGREEMENT

This Eighth Amendment to the Loan Extension and Release and Waiver Agreement (“Amendment’), entered into by and between Polar Molecular Corporation, a Delaware corporation (the “Company’) and Affiliated Investments LLC, a Michigan limited liability company (the “Holder”), dated as of December 22, 2004.

RECITALS

A.            The Company issued to the Holder a promissory note (the “Note”) in the principal amount of $600,000, dated as of October 25, 2001. The principal balance was subsequently amended to $649,000, exclusive of interest, the Fifth Amendment to the Loan Extension and Release and Waiver Agreement, dated as of December 19, 2003.

B.            The Company and the Holder have entered into Loan Extension and Release and Waiver Agreement, as amended by the First Amendment to the Loan Extension and Release and Waiver Agreement effective as of May 31, 2012, the Second Amendment to the Loan Extension and Release and Waiver Agreement effective as of October 1, 2002, the Third Amendment to the Loan Extension and Release and Waiver Agreement effective as of January 31, 2003, the Fourth Amendment to the Loan Extension and Release and Waiver Agreement effective as of August 1, 2003, the Fifth Amendment to the Loan Extension and Release and Waiver Agreement effective as of December 19, 2003, the Sixth Amendment to the Loan Extension and Release and Waiver Agreement effective as of August 23, 2004, and the Seventh Amendment to the Loan Extension and Release and Waiver Agreement dated as of October 13, 2004, pursuant to which certain terms of the Note have been amended.

C.            The Company has caused to be paid to the Holder the sum of $100,000 to be applied against the balance due on the Note and the Company has requested a further extension of time to pay the balance due on the Note.

D.                                    The Company and the Holder desire to extend the maturity date of the Note as provided herein.

AGREEMENT

In consideration of the mutual promises contained herein, the Holder and the Company hereby agree as follows:

1.                                       Subsection (b) of Paragraph 1 of the Original Loan Extension is hereby amended in its entirety to read as follows:

“ (b) Extension of Due Date. The final maturity date of December 26, 2001 (the “Original Due Date”) set forth in the Note is hereby extended and affirmed to be January 7, 2005, at which time all principal and interest under the Note is due.

2.                                       Polar Molecular hereby agrees that, in consideration of the additional extension the due date of the Note provided for herein, it shall pay, in addition to all other sums due to Affiliated Investments, LLC under the Note, a Late Fee of $50,000, payable on the due date of the Note as provided in this Eight Amendment.

3.               Paragraph 2 of the Original Loan Extension is hereby amended in its entirety to read as follows:

“2.                                 . Terms of Repayment. On or before January 7, 2005, Polar Molecular Corporation will deliver to Affiliated Investments, L.L.C. all principal and interest due under the Note, in certified funds or by wire transfer. Polar Molecular Corporation agrees that if all principal and interest under the Note is not received by Affiliated Investments, L.L.C on or before January 7, 2005, Affiliated Investments, L.L.C. may immediately pursue all remedies it has under the Note and Security Agreement between Polar Molecular Corporation and Affiliated Investments, L.L.C. as a result of a default, without further demand or notice. Polar Molecular Corporation waives any demand or notice requirement under the Note and Security Agreement. In the event of default and without in any way limiting Affiliated Investments, L.L.C.’s rights under the Note and Security Agreement, Polar Molecular Corporation hereby directs any trade account debtor, and in particular Amway Corporation, to pay to Affiliated Investments, L.L.C. any sums owed by such trade account to Polar Molecular Corporation, pursuant to Affiliated Investments, L.L.C.’s lien on Polar Molecular Corporation’s Accounts under the Security Agreement, until such time as the Note is repaid.  Polar Molecular Corporation also reaffirms the terms of the Assignment attached as Exhibit A assigning its interest in certain - Collateral to Affiliated Investments, L.L.C.  The original Assignment is duly executed effective October 15, 2004 and is now held in escrow by Lester R. Woodward and will continue to be held by Lester R. Woodward in escrow under the terms hereof. If the Note is not paid in full on or before January 7, 2005, upon written notice of such default and demand from Affiliated Investments, L.L.C., Lester R. Woodward shall promptly send the executed Assignment to Affiliated Investments,  L.L.C. by over night courier. If the Note is fully repaid on or before January 7, 2005 as described above, and Affiliated Investments, L.L.C. has acknowledged full payment of the Note, Lester R. Woodward may release the Assignment to Polar Molecular Corporation. Polar Molecular Corporation further agrees that it will not ask for any further extensions of the due date of the Note. Polar Molecular Corporation acknowledges that Affiliated Investments, L.L.C. has made it clear that no further extensions will be granted and that Affiliated Investments, L.L.C. will pursue all of its rights under the Note and related documents and as to its security interest in various assets of Polar Molecular Corporation if the Note is not paid in full on or before January 7, 2005. Polar Molecular Corporation agrees that it will not object to any collection actions taken by Affiliated Investments, L.L.C. if the Note is not paid in full on or before January 7, 2005 and waives all defenses except the defense of full payment of the Note, and specifically agrees that Michigan law applies to the Note and to submit itself to the jurisdiction of any court located in the state of Michigan for purposes of the collection of the Note and the pursuit of any property in which Affiliated Investments, L.L.C. has a security interest.  Polar Molecular Corporation further agrees to release and discharge Affiliated Investments, L.L.C. and its officers, directors, employees, agents and attorneys from any and all claims, actions, causes of action, injuries, losses, damages, costs, demands, penalties, fines and relating to any matters of any kind, whether presently known or unknown, which it may have against Affiliated Investments, L.L.C. or any of its officers, directors, employees, agents, and attorneys.

3.          No Other Chances. Except as explicitly amended by this Amendment, all of the terms and conditions of the Original Loan Extension shall remain in full force and effect.

COMPANY:	ESCROW AGENT:
POLAR MOLECULAR CORPORATION

/s/ Mark L. Nelson	/s/ Lester R. Woodward
Mark L Nelson President and	Lester R. Woodward
Chief Executive Officer	Escrow Agent

HOLDER:

AFFILIATED INVESTMENTS, L.L.C.
/s/ Bruce L. Becker
Bruce L. Becker
President

Exhibit A

ASSIGNMENT

Pursuant to Sixth Amendment to the Loan Extension and Release and Waiver Agreement, effective August 23, 2004, and for good and valuable consideration, Polar Molecular Corporation, a Delaware corporation having a place of business at 4600 South Ulster Street, Suite 940, Denver, Colorado 80237 (“ASSIGNOR”), does hereby assign, sell and set over to Affiliated Investments, LLC, a Michigan limited liability company organized and existing under the laws of the State of Michigan and having a place of business at 2750 Auburn Court, Auburn Hills, Michigan, 48326 (“ASSIGNEE”), its successors, assigns or other legal representatives, the entire right, title and interest, domestic and foreign, in and to the inventions and discoveries in the following intellectual property assets identified by type, country and relevant number:

ASSET TYPE	COUNTRY	NUMBER
Patent	US	4,753,661
Patent	US	4,846,847
Patent	US	6,488,723
Patent	Australia	660,608
Patent Application	Brazil	f P19106137
Patent Application	Canada	2,077,666
Patent Application	EPC	0518966
Patent	Japan	2966927
Patent	South Korea	151409
Patent	Canada	1,262,855
Patent	UK	2,174,984
Patent	Israel	78742 .
Patent	France	2,581,5633
Patent	Venezuela	1,190,290
Trademark	US	1,966,891
Trademark	US	1,966,886
Trademark	us	1,972,823
Trademark Appl.	Indonesia	HC.01-01-1090
Trademark Appl.	Mexico	250,071
Trade ark	Canada	330,690
Trademark	France	1,355,576
Traderiiark	UK	1,266,770
Trademark	UK	1,300,476
Trademark	Italy	475,056
Trademark	Italy	600,326
Trademark	Japan	2,032,111
Trademark	Germany	1,131,163
Trademark	Peru	043153
	Venezuela	135012

including the good 11 associated with each of the trademarks, the right of ASSIGNEE, its successors, assigns or other legal representatives to make applications and to receive Letters Patents for the inventions and discoveries in any and all foreign countries in its or their own name or names, or in our names, at its or their election, and the ASSIGNOR hereby assigns, sells and sets over to ASSIGNEE, its successors, assigns or other legal representatives, all rights of priority in and to the trademarks, the inventions and discoveries in all countries, together with all claims for damages by reason of past infringement of the above-identified trademarks and Letters Patents and with the right to sue for and collect same.

And ASSIGNOR hereby agrees for itself, its successors, assigns or other legal representatives execute all papers, including applications for Letters Patents of any and all kinds and in any and all countries and to perform any and all acts which ASSIGNEE, its successors, assigns or other legal representatives may deem necessary to secure thereto the rig its herein assigned, sold and set over.

And ASSIGNOR hereby represents and warrants that it has not granted any rights inconsistent with the rights granted herein. This assignment is deemed effective October 15, 2004.

/s/ Mark L. Nelson
Mark L. Nelson
Chief Executive Officer
Date: 8/24/04

Witness

/s/ Rodney Johnson
Rodney Johnson
Date: 8/24/04

Notary Seal:
DAVID NIELSON
NOTARY PUBLIC
STATE OF COLORADO
My Commission Expires 12/11/2007